EXHIBIT 32.2


                                  EXHIBIT 32.2
                CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
                    AS ADOPTED PURSUANT TO SECTION 906 OF THE
                           SARBANES-OXLEY ACT OF 2002

In connection with the quarterly report of Avitar, Inc. (the "Company") on Form10-QSB for the period ending March 31, 2005 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Jay C. Leatherman, Jr., Chief Financial Officer of the Company certify, pursuant to 18 U.S.C.
Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to my knowledge, that:

     (1) The Report fully complies with the requirements of Section 13(a) or15(d) of the Securities Exchange Act of 1934; and

     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: May 13, 2005

                                      /s/ Jay C. Leatherman, Jr.
                                      -------------------------
                                      Jay C. Leatherman, Jr.
                                      Chief Financial Officer
                                      (Principal Financial
                                      and Accounting Officer), Secretary